Exhibit 99.3

COMMUNICATIONS SYSTEMS, INC.

2011 EXECUTIVE INCENTIVE COMPENSATION PLAN

Plan Term: April 1, 2011 through June 30, 2018

Adopted by the Board of Directors on March 28, 2011

(i)

SECTION 4 EFFECTIVE DATE AND TERM OF PLAN		5

SECTION 5 ADMINISTRATION		6
5.1	GENERAL ADMINISTRATION	6
5.2	AUTHORITY OF THE COMMITTEE	6
5.3	DELEGATION OF AUTHORITY	6
5.4	DECISIONS BINDING	6

SECTION 6 ELIGIBILITY		7

SECTION 7 TERMS AND CONDITIONS OF INCENTIVE AWARDS		7
7.1	ALL INCENTIVE AWARDS	7
7.2	OPTIONS	8
7.3	RESTRICTED STOCK	10
7.4	RESTRICTED STOCK UNITS	10
7.5	STOCK APPRECIATION RIGHTS	11
7.6	PERFORMANCE STOCK, PERFORMANCE CASH UNITS AND PERFORMANCE STOCK UNITS	12
7.7	OTHER AWARDS	12
7.8	NON-EMPLOYEE DIRECTOR RESTRICTED STOCK	13

SECTION 8 SECURITIES REGULATION		13
8.1	LEGALITY OF ISSUANCE	13
8.2	RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS	13
8.3	REGISTRATION OF SHARES	14

SECTION 9 COMPLIANCE WITH THE CODE		14
9.1	DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA	14
9.2	PERFORMANCE PERIODS	14
9.3	MODIFICATIONS TO PERFORMANCE CRITERIA	14
9.4	LIMITATION ON PAYMENT OR EXERCISE	14
9.5	DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES	14
9.6	WITHHOLDING	14
9.7	NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO	15

SECTION 10 INCENTIVE AWARDS TO PARTICIPANTS OUTSIDE THE US		15

SECTION 11 CHANGE IN CONTROL OF THE COMPANY		15
11.1	CHANGE IN CONTROL	15
11.2	VESTING UPON A CHANGE IN CONTROL	16
11.3	DISPOSITION OF INCENTIVE AWARDS	16
11.4	GENERAL RULE FOR OTHER INCENTIVE AWARDS	17

SECTION 12 AMENDMENT OR TERMINATION		17
12.1	AMENDMENT OF PLAN	17
12.2	TERMINATION OF PLAN	18
12.3	AMENDMENT OF INCENTIVE AWARDS	18

SECTION 13 MISCELLANEOUS		18
13.1	SHAREHOLDER RIGHTS	18
13.2	NO GUARANTEE OF CONTINUED RELATIONSHIP	18
13.3	TRANSFERS & RESTRUCTURINGS	18
13.4	LEAVES OF ABSENCE	19
13.5	GOVERNING LAW/CONSENT TO JURISDICTION	19
13.6	ESCROW OF SHARES	19

(ii)

13.7	NO FRACTIONAL SHARES	19
13.8	FORFEITURE AND RECOUPMENT	19
13.9	SEVERABILITY	20
13.10	NO TRUST OR FUND CREATED	20
13.11	INTERPRETATION	20

(iii)

COMMUNICATIONS SYSTEMS, INC.
2011 EXECUTIVE INCENTIVE COMPENSATION PLAN

SECTION 1
PURPOSE

The purpose of the Plan is to enable Communication Systems, Inc. (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in achieving these goals, subject to the approval by the shareholders.

SECTION 2
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

2.1	BOARD means the Board of Directors of the Company.

2.2

CAUSE means, unless otherwise defined in the Incentive Award Agreement or in a separate agreement with the Participant that governs an Incentive Award granted under this Plan: (a) gross neglect by the Participant in his or her duties to the Company; (b) gross breach by Participant of the Company’s reasonable policies that have been previously communicated to the Participant, including, without limitation, any policy contained in the Company’s Code of Conduct Manual; (c) embezzlement from or theft of property belonging to the Company; (d) conduct that brings the reputation of the Company into disrepute; or (e) the conviction of the Participant by a court of competent jurisdiction of felony criminal conduct; in each case of (a) through (e), regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended and any successor, and regulations promulgated thereunder.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan in lieu of the Compensation Committee.

2.5	COMPANY means Communications Systems, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6

DEFERRED COMPENSATION means any Incentive Award under this Plan that provides for the “deferral of compensation” as defined in Treas. Reg. §1.409A-1(b) and that would be subject to the taxes specified in Section 409A(a)(1) of the Code if and to the extent the Incentive Award Agreement does not meet or is not administered and interpreted in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Section 409A of the Code.

2.7

DISABILITY means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

2.8	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and any successor, and regulations and rules promulgated thereunder.

2.9	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.10

FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for or admitted for trading on one of more national securities exchanges, the last reported sales price on the principal exchange on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for or admitted for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Shares on the date in question, or if there is no such bid price for such Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Incentive Award that is intended to be exempt from the requirements of Section 409A of the Code, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of the Code, which determination shall be final and binding on all parties.

2.11	INCENTIVE AWARD means an ISO, NQSO, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Performance Cash Unit, Performance Stock Unit or Other Award.

2.12

INCENTIVE AWARD AGREEMENT means a document, agreement, certificate, resolution or other evidence in writing or electronic form approved by the Committee that sets forth the terms and conditions of a Incentive Award granted by the Company or a Subsidiary to a Participant.

2.13

INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.14	ISO (“Incentive Stock Option”) means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Section 422 of the Code.

2.15	KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.

2.16

KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the the Securities Act of 1933, as amended, as in effect on the date hereof or any registration form(s) under the Securities Act of 1933, as amended, subsequently adopted by the Securities and Exchange Commission.

2.17

NQSO (“Non-Qualified Stock Option”) means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Section 422 of the Code, and includes any ISO that, by subsequent action of the Company or the Participant permitted by the Plan, ceases to be an ISO.

2.18	OTHER AWARD means any Incentive Award granted under Section 7.7.

2.19	OPTION means an ISO or a NQSO.

2.20

OUTSIDE DIRECTOR means a member of the Board who is not an employee and who: (a) is a “non-employee director” under Rule 16b-3 under the Exchange Act, as amended from time to time; (b) is an “outside director” under Section 162(m) of the Code; (c) satisfies the requirements of the principal stock exchange for the Shares relating to the independence of directors or the independence of directors serving on the Compensation Committee of the Board; and (d) satisfies the independence or similar requirement of the Securities and Exchange Commission applicable to directors generally or to directors serving on the Compensation Committee of the Board.

2.21	PARTICIPANT means a Key Person, Key Employee, or any other employee who is designated to receive an Incentive Award under the Plan by the Committee.

2.22	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

2.23

PERFORMANCE CRITERIA means one or more objective or subjective measures pre-established by the Committee and, subject to any minimum or maximum limits, the achievement of which, in whole or in part, will result in the Participant earning or becoming vested in an Incentive Award under this Plan and shall include, but not be limited to, Performance Goals.

2.24

PERFORMANCE GOAL means, unless and until the Board proposes for shareholder vote and shareholders approve a change in the general measures of performance that are set forth in this Section 2.24, the Performance Criteria to be used by the Committee for purposes of making Incentive Awards intended to qualify for the Performance-Based Exception as selected from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share; (m) inventory; (n) receivables; and/or (o) share price (including, but not limited to, growth measures and total shareholder return). In setting Performance Goals applying these performance measures as determined by the Committee, the Committee may establish goals on an absolute basis, rate basis, as a ratio to another performance measure or relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards, and non-recurring and/or non-ordinary course items, charges or events specified by the Committee, such as write-offs, capital gains and losses, litigation expense and acquisitions and dispositions of businesses.

2.25	PERFORMANCE PERIOD means the period during which Performance Criteria must be attained with respect to an Incentive Award that is performance based, as determined by the Committee.

2.26

PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of Performance Criteria, either as to the delivery of such Shares or the calculation of the number of Shares deliverable as a result of achieving a level of performance with respect to one or more Performance Criteria over a specified Performance Period, or any combination thereof.

2.27

PERFORMANCE CASH UNIT means a contractual right granted to a Participant to receive cash upon achievement of Performance Criteria or a level of performance with respect to one or more Performance Criteria over a specified Performance Period that is paid either at the end of the Performance Period or at a later time.

2.28

PERFORMANCE STOCK UNIT means a contractual right granted to a Participant to receive shares upon achievement of Performance Criteria or a level of performance with respect to one or more Performance Criteria over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.29	PLAN means the Communications Systems, Inc. 2011Executive Incentive Compensation Plan, as it may be further amended from time to time.

2.30	QUALIFYING EVENT means, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.31

RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Incentive Award Agreement.

2.32

RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Incentive Award Agreement.

2.33

RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 60, or upon an earlier date with the consent of the Committee, and upon such terms and conditions as determined by the Committee.

2.34	SERVICE means services provided to the Company or any Subsidiary as either a Key Employee or a Key Person.

2.35	SHARE means one share of the common stock of the Company.

2.36

SPECIFIED EMPLOYEE means a Participant who is a “key employee” as described in Section 416(i)(1)(A) of the Code, disregarding paragraph (5) thereof. For purposes of determining key employees under Section 416(i)(1)(A) of the Code, the definition of compensation shall be the same as defined in the Company’s Employee Savings Plan and Trust, but excluding any compensation of a Participant whose location is not effectively connected with the conduct of a trade or business within the United States. If a Participant is a key employee at any time during the 12 months ending on each September 30, the Participant is a Specified Employee for the 12 month period commencing on the next January 1. Any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. In the case of certain corporate transactions (a merger, acquisition or spin-off), or in the case of nonresident alien employees, the Company will determine Specified Employees in accordance with Treas. Reg. §1.409A-1(i).

2.37

STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share stated in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.38

SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.39

TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Section 424(d)) of the Code more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO INCENTIVE AWARD

3.1

AGGREGATE SHARES AUTHORIZED AND LIMITATIONS. The aggregate number of Shares that may be issued under the Plan is One Million (1,000,000) Shares. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Within the aggregate limit specified above and subject to adjustment as provided in Section 3.4:

(a)	No more than One Million (1,000,000) Shares may be used for Incentive Stock Options; and

(b)	No more than Fifty Thousand (50,000) Shares may be used for Incentive Awards to non-employee Directors in any calendar year.

Such Shares shall be reserved, to the extent that the Company deems appropriate, from the Company’s authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2

SHARE COUNTING. For purposes of determining the limits described in this Plan, in particular this Section 3, Shares that are issued or may be issued pursuant to an Incentive Award shall be counted as used when the Incentive Award is made. With respect to any Shares covered by an Incentive Award that are not purchased or issued or are forfeited or reacquired by the Company prior to vesting, or if an Incentive Award terminates, or is cancelled without the delivery of any Shares, such Shares shall be added back to the limits described in this Plan and shall again be available for grants of Incentive Awards under the Plan. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;

(b)	Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit;

(c)	Shares that are reacquired by the Company with the amount received upon exercise of an Option shall not be added back to the applicable limit;

(d)	The aggregate Shares exercised pursuant to a Stock Appreciation Right that is settled in Shares shall reduce the applicable limit, rather than the number of Shares actually issued; and

(e)	Any Incentive Award that is settled in cash shall not reduce the applicable limit.

3.3

LIMITATIONS ON INCENTIVE AWARDS. Subject to adjustment pursuant to Section 3.4, no Participant may be granted any Incentive Award covering an aggregate number of Shares in excess of Sixty Thousand (60,000) in any calendar year. Notwithstanding the foregoing, in connection with his or her initial service, a Participant may be granted Incentives Awards covering not more than an additional Ten Thousand (10,000) Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limits shall be determined by applying the principles of Section 3.2. With respect to any Performance Unit or Other Award that is not denominated in Shares, the maximum amount that a Participant may receive in any calendar year is One Million Dollars ($1,000,000).

3.4

SHARE ADJUSTMENT. Notwithstanding anything in Section 12 to the contrary: (a) the number of Shares reserved under Section 3.1, (b) the limit on the number of Shares that may be granted subject to Incentive Awards during a calendar year to any individual under Section 3.1 and 3.3, (c) the number of Shares subject to certain Incentive Awards granted subject to Section 3.1, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)): (i) the number of Shares reserved under Section 3.1; (ii) the number of Shares subject to certain Incentive Awards subject to Section 3.1; and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Incentive Awards. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Incentive Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1 or an increase in any limitation imposed by the Plan.

SECTION 4
EFFECTIVE DATE AND TERM OF PLAN

The effective date of this Plan shall be April 1, 2011, provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Incentive Awards granted under the Plan will be terminated and deemed null and void and further provided that no

Incentive Award shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company. No Incentive Award shall be granted under this Plan on or after the earlier of:

(a)	June 30, 2018, or

(b)	the date on which all of the Shares reserved under Section 3 of this Plan have been issued or are no longer available for use under this Plan.

This Plan shall continue in effect thereafter until all outstanding Incentive Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 5
ADMINISTRATION

5.1

GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration, and to make all other determinations and take all other actions that may be necessary or advisable for the administration of the Plan. Notwithstanding anything herein to the contrary, the Board may, without further action of the Committee, exercise the powers and duties of the Committee or any delegate under the Plan, unless such exercise would cause any Incentive Award not to comply with the requirements of Section 162(m) of the Code.

5.2

AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to: (a) select Participants in the Plan; (b) determine the types of Incentive Awards for each Participant in a manner consistent with the Plan; (c) determine the number of Shares or the method of determining the number of Shares to be issued or other payment to be issued under Incentive Awards; (d) establish subplans providing uniform terms for eligible Participants; (e) determine the terms and conditions of Incentive Awards in a manner consistent with the Plan, including the time and manner of exercise, the restrictions on the rights granted under the Incentive Award and the lapse thereof, and the manner of payment, if any, the restrictions or holding period applicable to the payment of Stock received upon exercise or in satisfaction of the Incentive Award; and (f) amend the terms and conditions of any outstanding Incentive Awards as provided in accordance with Section 12.3. The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the Securities Exchange Commission. The Company shall pay the compensation and expenses of such advisors. The Committee may seek the assistance of such other persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3

DELEGATION OF AUTHORITY. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Incentive Awards, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Incentive Awards that meet the Performance-Based Exception, and only the Committee may grant Incentive Awards to Insiders.

5.4

DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6
ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Incentives Awards under this Plan, but no Participant shall have the right to be granted an Incentive Award under this Plan merely as a result of his or her status as a Key Person or Key Employee. Notwithstanding the foregoing, an ISO may only be granted to a Key Employee.

SECTION 7
TERMS AND CONDITIONS OF INCENTIVE AWARDS

7.1	ALL INCENTIVE AWARDS.

(a)

Grants of Incentive Awards. The Committee, in its absolute discretion, shall grant Incentive Awards under this Plan from time to time and shall have the right to grant new Incentive Awards in exchange for outstanding Incentive Awards; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option; (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles; or (iii) cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option in exchange for another Incentive Award, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11). Incentive Awards shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Incentive Awards, or to grant Incentive Awards to all Participants, or to grant all Incentive Awards subject to the same terms and conditions.

(b)

Shares Subject to Incentive Awards. The number of Shares as to which Incentive Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3.1 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)

Incentive Award Agreements. Each Incentive Award shall be evidenced an Incentive Award Agreement. The Incentive Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of any Incentive Award in accordance with Section 12.3.

(d)

Date of Grant. The date an Incentive Award is granted shall be no earlier than the date on which the Committee: (i) has approved the terms and conditions of the Incentive Award; (ii) has determined the recipient of the Incentive Award and the number of Shares covered by the Incentive Award; and (iii) has taken all such other action necessary to direct the grant of the Incentive Award.

(e)

Vesting of Incentive Awards. Incentive Awards under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of Performance Criteria as determined by the Committee. If the Award is intended to meet the Performance-Based Exception, the attainment of Performance Goals must satisfy the requirements of Sections 9.1, 9.2 and 9.3. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any Performance Criteria, the Shares subject to such Incentive Award shall remain subject to forfeiture.

(f)

Acceleration of Vesting of Incentive Awards. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Incentive Awards precluding such accelerated vesting in order to qualify the Incentive Awards for the Performance-Based Exception.

(g)

Dividend Equivalents. The Committee may grant dividend equivalents with respect to any Incentive Award. The Committee shall establish the terms and conditions pursuant to which the dividend equivalents may be included in the Incentive Award. Under a dividend equivalent, a Participant shall be entitled to receive payments equivalent to the amount of dividends paid by the Company to holders of Shares with respect to the number of Shares or Units of Shares represented by an Incentive Award, which may be paid concurrently with the payment of dividends or deferred and paid at a later date. The dividend equivalent may be paid in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent that is intended to be exempt from Section 409A of the Code with respect to an Incentive Award that constitutes Deferred Compensation shall be stated in a separate arrangement.

(h)

Transferability of Incentive Awards. Except as otherwise provided in a Participant’s Incentive Award Agreement, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Incentive Award Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated, in which case the Option or Stock Appreciation Right may be exercised by and any other Incentive Award may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other payment under an Incentive Award if the Participant is incapacitated shall be determined by the Committee.

(i)

Deferral Elections. The Committee may require or may permit Participants to elect to defer the issuance of Shares or the settlement of Incentive Awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Incentive Awards, or in exercising its powers under this Plan: (i) create any arrangement which would constitute an employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, as amended, unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute Deferred Compensation unless the arrangement complies with Section 9.4 and 9.5 or unless the Committee, at the time of grant, specifically provides that the Incentive Award is not intended to comply with Section 409A of the Code.

7.2	OPTIONS.

(a)

Grants of Options. Each grant of an Option shall be evidenced by an Incentive Award Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 even though such modification may change the Option from an ISO to a NQSO.

(b)

Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that covers Options, or as otherwise determined by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any vested Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s Service with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)

Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that covers Options, and except as otherwise determined by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Vested Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)

Exercise Price. Subject to adjustment in accordance with Section 3.4 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Incentive Award Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each ISO granted to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each ISO granted to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)

Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Incentive Award Agreement, but no Incentive Award Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a Participant who is not a Ten Percent Shareholder; or (B) the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, and/or based upon the attainment (as determined by the Committee) of Performance Criteria. Any Option that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(f)

Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised; or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO): (A) by delivery (or by attestation) of other Shares, including Shares acquired as part of the exercise (i.e., a pyramid exercise); (B) if permitted by applicable law, the withholding of Shares delivered by that number of Shares equal to the Fair Market Value of the Exercise Price (i.e., a cashless or net exercise); (C) according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note (except for executive officers and Directors of the Company to the extent such loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002); (D) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002; or (E) by some combination of the foregoing. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of Shares or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)

ISO Tax Treatment Requirements. With respect to any Option that is intended to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Section 422(d) of the Code and in Treas. Reg. §1.422-4. With respect to any Option that is intended to be an ISO, such Option shall cease to be treated as an ISO (A) if the Participant disposes of Shares acquired upon exercise of the Option within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option or if (B) the Participant has not met the requirements of Section 422(a)(2) of the Code.

7.3	RESTRICTED STOCK.

(a)

Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)

Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock, if the Participant’s Service with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest in whole or in part as of the date of such event.

(c)

Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest as of the date of such event; and (ii) in the case of Restricted Stock based on Performance Criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares as determined by the Committee based on that portion of the applicable Performance Period that had transpired and by measuring performance in relation to the selected Performance Criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Incentive Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Unless the applicable Incentive Award Agreement provides otherwise, a Participant awarded Restricted Stock shall be entitled to vote and to receive dividends during the periods of restriction of the Shares to the same extent as the Participant would have been entitled if the Shares were not restricted.

7.4	RESTRICTED STOCK UNITS.

(a)

Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Incentive Award Agreement. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without such requirement.

(b)

Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock Unit, if the Participant’s Service with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest, in whole or in part, as of the date of such event.

(c)

Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant covering the Restricted Stock Unit: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares as determined by the Committee based on that portion of the applicable Performance Period that had transpired and by measuring performance in relation to the selected Performance Criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date, but not later than the end of the Performance Period; provided, however, the Committee may grant Incentive Awards precluding entitlement to a partial award when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. A Participant awarded Restricted Stock Units shall not be entitled to vote or to receive dividends until the date the Shares are issued to the Participant pursuant to the Restricted Stock Units, and, unless the Incentive Award Agreement provides otherwise, the Participant shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	STOCK APPRECIATION RIGHTS.

(a)

Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of the Fair Market Value of number of Shares exercised, over the specified price for such Shares. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are subject to the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Stock Appreciation Right is granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata expiration and cancellation of the same number of Shares of the related Option for which the Stock Appreciation Right has been exercised.

(b)

Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Incentive Award Agreement, but no Incentive Award Agreement shall: (i) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Ten Percent Shareholder. Stock Appreciation Rights issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of Performance Criteria. Any Stock Appreciation Right that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(c)

Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of exercise) or in cash, or in any combination thereof as specified in the Incentive Award Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(d)

Termination of Service Other Than Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(e)

Termination of Service Upon a Qualifying Event. Except as provided in the Incentive Award Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any vested Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(f)

Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO: (i) will expire no later than the expiration of the underlying ISO; (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised; (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable; and (iv) may be exercised only: (A) when the underlying ISO could be exercised; and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6	PERFORMANCE STOCK, PERFORMANCE CASH UNITS AND PERFORMANCE STOCK UNITS.

(a)

Awards of Performance Stock, Performance Cash Units and Performance Stock Units. Shares and cash shall become payable to a Participant under Incentive Awards of Performance Stock, Performance Cash Units and Performance Stock Units upon achievement of Performance Criteria determined by the Committee as set forth in the applicable Incentive Award Agreement or written document governing such Incentive Awards. Each Incentive Award will specify the maximum number of Shares which may be issued pursuant to Incentive Awards in the form of Performance Stock or Performance Stock Units and the maximum amount of cash which may be paid pursuant to Performance Cash Units, which number and amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of an Incentive Award that is intended to qualify for the Performance-Based Exception, other than as provided in Sections 9.1, 9.2 and 9.3.

	(b)	Payment. Each Incentive Award will specify the time and manner of payment of Shares and cash earned and vested under Performance Stock, Performance Cash Units or Performance Stock Units.

7.7	OTHER AWARDS.

	(a)	The following awards may be made as Other Awards under the Plan:

(i)

Awards, subject to limitations under applicable law, granted to any Participant that are, as determined by the Committee, denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

		(ii)	Cash awards, granted to Participants on such terms and conditions as the Committee may determine, subject to the limitation set forth in Section 3.4.

(iii)

Shares granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine, subject to the limitation set forth in Section 3.4.

	(b)	Participants designated by the Committee may, pusuant to an Incentive Award, be permitted to reduce compensation otherwise payable in cash in exchange for Shares or an Other Award under the Plan.

7.8

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock or NQSOs, or both shall be made to each Director who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3 of the Exchange Act and who at the regular annual shareholders meeting is elected or re-elected to the Board and to each Director (in the case of a classified board) whose term as a director continues until at least the next annual meeting of shareholders. Except as provided in (a) and (b) below, the number of Shares and the other terms of Restricted Stock or NQSOs shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders. The date of grant of the Restricted Stock or NQSO is the date of the regular annual meeting of Shareholders on which such non-employee Director is elected or re-elected to serve on the Board and (in the case of a classified board) other directors continue to serve unexpired terms following such meeting. If an individual is elected to the Board between annual meetings of shareholders, a pro-rated grant of Restricted Stock or NQSOs may be made. The following terms shall be applied to the Restricted Stock granted under this Section to non-employee Directors:

(a)

Unless the Board specifies a longer period, each grant of Restricted Stock or NQSQs to a non-employee Director shall vest one year after the date of grant, provided that the non-employee Director continues to serve as a member of the Board for such period, and if the non-employee Director ceases to serve as a member of the Board, shall forfeit any Restricted Stock or NQSQs for which the restrictions have not lapsed; and,

(b)

Unless the Board determines otherwise, Shares acquired pursuant to a grant of Restricted Stock or upon exercise of an NQSO granted under this Section may not be sold before the second anniversary of the date of grant.

The Board, in its discretion, may, in addition to Restricted Stock and NQSO grants provided above, grant any additional Incentive Awards to all non-employee Directors or to any individual non-employee Director, provided that such grant shall be solely for substantial services performed or to be performed by the non-employee Directors or non-employee Director as determined in good faith by the Board.

SECTION 8
SECURITIES REGULATION

8.1

LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2

RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Incentive Award Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3

REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares pursuant to this Plan under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9
COMPLIANCE WITH THE CODE

9.1

DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria; provided, however, that any Incentive Awards that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Incentive Awards downward).

9.2

PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any Performance Criteria, including any Performance Goal must be attained with respect to an Incentive Award. Such period may be of any length, and with respect to Incentive Awards intended to qualify for the Performance-Based Exception, must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the Performance Criteria are not in any event set after 25% or more of such period has elapsed).

9.3

MODIFICATIONS TO PERFORMANCE CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Section 162(m) of the Code to qualify for the Performance-Based Exception.

9.4

LIMITATION ON PAYMENT OR EXERCISE. With respect to any Incentive Award that constitutes Deferred Compensation, such Incentive Awards shall provide for payment or exercise only upon: (a) a fixed date or schedule that complies with the requirements of Treas. Reg. §1.409A-3; (b) on a date based upon the Participant’s “separation from service,” or “disability,” or “unforeseeable emergency” as those terms are defined under Section 409A of the Code; (c) the Participant’s death; or (d) a Change in Control as defined in Section 11.1. Any election permitted under any Incentive Award that constitutes Deferred Compensation shall comply with the requirements of Treas. Reg. §1.409A-2 and shall be irrevocable as of the date of grant of the Incentive Award. In addition, with respect to any Incentive Award that constitutes Deferred Compensation, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A of the Code, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment or exercise of, or the amount scheduled to be reported as income as a result.

9.5

DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES. Notwithstanding anything in the Plan, unless the Incentive Award Agreement specifically provides otherwise, no Incentive Award that constitutes Deferred Compensation shall be paid to or exercised by a Specified Employee earlier than 181 days following the Participant’s “separation from service” as defined for purposes of Section 409A of the Code (or if earlier, upon the Specified Employee’s death), except as permitted under Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Committee may specify in the Incentive Award Agreement that the amount of the Deferred Compensation delayed pursuant to this Section 16.4 shall accumulate interest or earnings during the period of such delay.

9.6

WITHHOLDING. All taxes imposed on any Incentive Award shall be the sole responsibility of the Participant. The Company shall have the right to deduct or withhold, or require a Participant to remit to the

Company as a condition precedent for the grant, exercise, satisfaction of conditions or the lapse of restrictions under any Incentive Award or the issuance of Shares, an amount sufficient to satisfy the federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result. Unless the Incentive Award Agreement provides otherwise, the Participant may satisfy such tax obligation by:

(a)

electing to have the Company withhold a portion of the Shares otherwise to be delivered upon such exercise, satisfaction of conditions or lapse of restriction with a Fair Market Value equal to the amount of such taxes, provided that the maximum amount shall not exceed the amount of the minimum required withholding; and

	(b)	delivering (to the Company) Shares other than Shares issuable upon such exercise, satisfaction of conditions or lapse of restrictions with a Fair Market Value equal to the amount of such taxes.

Notwithstanding the foregoing, with respect to any Participant who is an Insider, a withholding or tender of Shares shall be a subsequent transaction approved as part of the Incentive Award for purposes of the exemption under Rule 16b-3 of the Exchange Act.

9.7

NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of: (a) the date two (2) years after the date of grant of such ISO; or (b) the date one (1) year after the exercise of such ISO, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. The Company may condition the exercise of any ISO on the Participant’s express written agreement with these provisions of this Plan.

SECTION 10
INCENTIVE AWARDS TO PARTICIPANTS OUTSIDE THE US

The Committee shall have the authority to require that any Incentive Award Agreement relating to an Incentive Award in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more or less restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to an Incentive Award to a Participant outside the United States shall occur until applicable restrictions imposed pursuant to this Plan (as modified as provided in this Section 10) or the applicable Incentive Awards have terminated.

SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1

CHANGE IN CONTROL. “Change in Control” of the Company means an event that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a Subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term “Incumbent Directors” shall mean those individuals who are members of the

Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

	(c)	In the event:

(i)

the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

(ii)

the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

		(iii)	the Company adopts a plan of complete liquidation or winding up of the Company.

(d)

“Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2

VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in an Incentive Award Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Incentive Awards granted under this Plan, with respect to any Incentive Award granted under this Plan that is not so assumed or substituted (a “Non-Assumed Incentive Award”), such Incentive Award shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Incentive Award that is subject to any Performance Criteria for which the Performance Period has not expired, shall accelerate at the time of a Change in Control.

11.3

DISPOSITION OF INCENTIVE AWARDS. Except as otherwise provided in an Incentive Award Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Incentive Awards, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

	(a)	Unilaterally cancel such Non-Assumed Incentive Award in exchange for:

(i)

whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of:

			(A)	in the case of Options, the Shares that could be purchased pursuant to such Non-Assumed Incentive Award less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)

in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Incentive Award determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

		(ii)	cash or other property equal in value to the excess of:

			(A)	in the case of Options, the Shares that could be purchased pursuant to such Non-Assumed Incentive Award less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)

in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Incentive Award determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

In the event the Exercise Price or consideration payable on exercise is equal to or greater than the Shares, cash or other property payable as provided in paragraphs (i) and (ii) above, then such Options and other Incentive Awards shall be automatically cancelled without payment of any consideration therefor.

(b)

In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with: (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control; and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Incentive Award is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment: (A) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Incentive Award Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

11.4

GENERAL RULE FOR OTHER INCENTIVE AWARDS. If a Change in Control occurs, then, except to the extent otherwise provided in the Incentive Award Agreement pertaining to a particular Incentive Award or as otherwise provided in this Plan, each Incentive Award shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1

AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made without the approval of the shareholders of the Company if such amendment:

	(a)	increases the number of Shares reserved under Section 3, except as set forth in Section 3.4;

	(b)	extends the maximum life of the Plan under Section 4 or the maximum exercise period under Section 7;

	(c)	decreases the minimum Exercise Price under Section 7;

	(d)	changes the designation of Participant eligible for Incentive Awards under Section 6; or

	(e)	would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code.

Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Incentive Awards under this Plan at any time and may terminate this Plan at any time.

12.3	AMENDMENT OF INCENTIVE AWARDS. The Committee shall have the right to modify, amend or cancel any Incentive Award after it has been granted if:

(a)

the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Incentive Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Incentive Award shall not be deemed as a diminishment of rights or benefits of such Incentive Award);

	(b)	the Participant consents in writing to such modification, amendment or cancellation;

	(c)	there is a dissolution or liquidation of the Company;

	(d)	this Plan and/or the Incentive Award Agreement expressly provides for such modification, amendment or cancellation; or

	(e)	the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in an Incentive Award intended to be exempt from Section 409A of the Code to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Incentive Award and the Incentive Award will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Incentive Award.

SECTION 13
MISCELLANEOUS

13.1

SHAREHOLDER RIGHTS. Except as provided in Section 7. 3 with respect to Restricted Stock, or in an Incentive Award Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Incentive Award pending the actual delivery of Shares subject to such Incentive Award to such Participant.

13.2

NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of an Incentive Award to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Incentive Award Agreement that evidences his or her Incentive Award.

13.3

TRANSFERS & RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her Service under this Plan. Likewise, the continuation of Service by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of Service when such corporation ceases to be a Subsidiary.

13.4

LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Incentive Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be in the Service of the Company in the case of any leave of absence approved by the Company. With respect to any ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract and if reemployment upon expiration of a leave of absence is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.5

GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.6

ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.7

NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Incentive Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such Shares shall be cancelled or otherwise eliminated.

13.8

FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Incentive Award consistent with law, and for greater clarity, the Committee may specify in an Incentive Award Agreement that the Participant’s rights, payments, and benefits with respect to an Incentive Award, including any payment or Shares received upon exercise or in satisfaction of the Incentive Award under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or Performance Criteria, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Incentive Award Agreement, termination of Service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of Service.

(a)

The Company shall require the chief executive officer and chief financial officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Shares received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (a) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and any applicable guidance.

(b)

The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (b) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(c)

The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Incentive Award Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of the Incentive Awards; or (v) by any combination of the foregoing.

13.9

SEVERABILITY. If any provision of the Plan or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Incentive Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction or as to such Incentive Award, and the remainder of the Plan or any such Incentive Award shall remain in full force and effect.

13.10

NO TRUST OR FUND CREATED. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant. To the extent that any Paticipant acquires a right to receive payments from the Company or any Subsidiary pursuant to a Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

13.11

INTERPRETATION. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.